                            Exhibit A(5)(b)

    The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this policy,subject to its terms and conditions.
              Signed at Milwaukee, Wisconsin on the Date of Issue.
              FLEXIBLE PREMIUM VARIABLE JOINT LIFE INSURANCE POLICY
                        INSURANCE PAYABLE ON SECOND DEATH
                          Eligible for Annual Dividends
                               Flexible premiums.
                      Benefits reflect investment results.
           Variable benefits described in Sections 1, 3, 6, 7 and 8.

THE DEATH BENEFIT AND CASH VALUE UNDER THIS POLICY ARE VARIABLE. THEY MAY INCREASE OR DECREASE DAILY DEPENDING ON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. THE AMOUNT OF THE DEATH BENEFIT AND THE AMOUNT OF THE CASH VALUE ARE NOT GUARANTEED.
RIGHT TO RETURN POLICY. Please read this policy carefully. The policy may be returned by the Owner for any reason within ten days after it was received. The policy may be returned to your agent or to the Home Office of the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202. If returned, the policy will be considered void from the beginning. The Company will refund the sum of (a) the difference between any premium paid and the amount allocated to the Separate Account plus (b) the value of the policy in the Separate Account on the date the returned policy is received.





INSURED        John J. Doe                   AGE AND SEX         35 Male
               Jane J. Doe                                       35 Female
POLICY DATE    July 31, 1998                 POLICY NUMBER       10 000 000

PLAN           Flexible Premium Variable     SPECIFIED AMOUNT    $1,000,000.00  Joint Life Insurance




RR.VJL.(1298)

             THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.
                            READ YOUR POLICY CAREFULLY.
                           GUIDE TO POLICY PROVISIONS
BENEFITS AND PREMIUMS
SECTION 1. THE CONTRACT
          Life Insurance Benefit payable on second death. Incontestability. Suicide. Definition of dates. Reports to Owner.
SECTION 2. OWNERSHIP
          Rights of the Owner.  Assignment as collateral.
SECTION 3. DEATH BENEFIT
          Description of death benefit options.  Changes to death benefits.
SECTION 4. PREMIUMS, TRANSFERS AND REINSTATEMENT
          Payment of premiums. Calculation and allocation of net premiums. Transfer of assets. Premium limitations. Grace period of 61 days to pay premium. How to reinstate the policy.
SECTION 5. DIVIDENDS
          Annual dividends.  Use of dividends.  Dividend at death.
SECTION 6. THE SEPARATE ACCOUNT
          The Separate Account and the Divisions.  Valuation of assets.
SECTION 7. DETERMINATION OF VALUES
          Policy Value.  Monthly Policy Charge.
SECTION 8. CASH VALUE AND SURRENDER
          Cash value.  Surrender.  Deferral of payments.
SECTION 9. LOANS AND WITHDRAWALS
          Policy loans.  Interest on loans.  Withdrawals.
SECTION 10. BENEFICIARIES
          Naming and change of beneficiaries. Succession in interest of beneficiaries.
ADDITIONAL BENEFITS (if any)
APPLICATION
RR.VJL.(1298)

                              BENEFITS AND PREMIUMS
                          DATE OF ISSUE - JULY 31,2001


Plan:  Flexible Premium Variable Joint Life Insurance

Specified Amount:  $1,000,000.00

Death Benefit Option:  Specified Amount (Option A)

Definition of Life Insurance Test: Guideline Premium/Cash Value Corridor Test


The Age 100 Date (Section 3) is July 31, 2066.

The Final Premium Date (Section 4) is July 31, 2061.


The minimum premium (Section 4.4) is $25.00.

The maximum premium under the Guideline Premium/Cash Value Corridor Test:
     Guideline Single Premium                    = $ 87,370.00
     Guideline Annual Level Premium              = $  8,960.00

The minimum withdrawal amount (Section 9.5) is $250.00.


This policy is issued in a select (nonsmoker) rate class on John J. Doe and in a select (nonsmoker) rate class on Jane J. Doe.










DIRECT BENEFICIARY                JANE M. DOE, DAUGHTER OF THE INSURED
OWNER                             JOHN J. DOE, THE INSURED




INSURED                    John J. Doe                 AGE AND SEX              35 Male
                           Jane J. Doe                                          35 Female
POLICY DATE                July 31, 2001               POLICY NUMBER            10 000 000

PLAN                       Flexible Premium Variable   SPECIFIED AMOUNT         $1,000,000.00
                           Joint Life Insurance



RR.VJL.(1298)                       Page 3

                                                        POLICY NUMBER 10 000 000

                               SCHEDULE OF CHARGES


The Premium Expense Charge (Section 4.2) is the sum of the following:

     1.  Sales Load:


                                        Policy Years 1       Policy Years
          Premium Paid                      - 10               after 10
          ------------                  ---------------------------------

          Up to $ $7,120.00                  6.4%                2.4%
          In Excess of $ 7,120.00            2.4%                2.4%



     2.  Federal Deferred Acquisition Cost Charge      l.25% of premium

     3.  Premium Tax Charge                            2.35% of premium

          The Premium Expense Charge for Federal Deferred Acquisition Cost and Premium Tax may change to reflect changes in tax law.


Monthly Policy Charge (Section 7.2):

     The maximum monthly Administrative Charge is $7.50.

     The maximum monthly Underwriting and Issue Charge is $15.00. There is no charge after the tenth policy year.

     The maximum monthly Mortality and Expense Risk Charge during the first ten policy years is the sum of .075% of Policy Value less policy debt, plus $11.67. The maximum monthly Mortality and Expense Risk Charge after the first ten policy years is .075% of Policy Value less policy debt.

     The maximum monthly Deferred Sales Charge is $44.50. There is no charge after the tenth policy year.


RR.VJL.(1298)                           Page 4

                                                        POLICY NUMBER 10 000 000

Maximum Transaction Charges:

     The maximum charge for death benefit option changes (Section 3.2) is $250.00 per change.

     The maximum charge for Specified Amount changes (Section 3.3) is $25.00 per change for more than one change during any policy year.

     The maximum transfer fee (Section 4.3) is $25.00 per transfer for more than 12 transfers during any policy year.

     The maximum withdrawal charge (Section 9.5) is $25.00 per withdrawal.


Surrender Charge (Section 8.3):

     The surrender charge percentage is 50% during the first policy year; this percentage is decreased by 0.462963% on each monthly processing date during the second through tenth policy years.

     The maximum surrender charge is $3,560.00 during the first policy year; this charge is decreased by $32.96 on each monthly processing date during the second through tenth policy years.

     There is no surrender charge after the tenth policy year.


RR.VJL.(1298)                           Page 5

                                                       POLICY NUMBER 10 000 000

                 TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                             MONTHLY RATES PER $1,000.00
                                  (Section 7.3)




  Policy    Monthly Rate      Policy     Monthly Rate       Policy     Monthly Rate
   Year                        Year                          Year


    1           .00021          26           .16877           51          9.14987
    2           .00067          27           .19882           52         10.36448
    3           .00121          28           .23560           53         11.65487
    4           .00186          29           .28104           54         13.00037
    5           .00266          30           .33649           55         14.41268

    6           .00360          31           .40202           56         15.89204
    7           .00476          32           .47841           57         17.45991
    8           .00613          33           .56575           58         19.15688
    9           .00775          34           .66447           59         21.05478
    10          .00962          35           .77774           60         23.36818

    11          .01184          36           .91157           61         26.51705
    12          .01443          37          1.08075           62         31.35472
    13          .01748          38          1.26820           63         39.59522
    14          .02104          39          1.50766           64         54.65267
    15          .02522          40          1.79530           65         83.33333

    16          .03014          41          2.13054        After 65        .00000
    17          .03602          42          2.51400
    18          .04311          43          2.94442
    19          .05167          44          3.42118
    20          .06184          45          3.95359

    21          .07386          46          4.55879
    22          .08791          47          5.25323
    23          .10398          48          6.05601
    24          .12221          49          6.98106
    25          .14352          50          8.01516


The monthly rates shown above are based on the appropriate Commissioners 1980 Standard Ordinary Smoker and/or Nonsmoker Mortality Table for the sex and class of the Insureds.


RR.VJL.(1298)                           Page 6

                                                        POLICY NUMBER 10 000 000


                 GUIDELINE PREMIUM/CASH VALUE CORRIDOR PERCENTAGES

The Corridor Percentages are used to determine the Minimum Death Benefit under the Guideline Premium/Cash Value Corridor Test (Section 3.1).


             Policy                     Policy                    Policy
              Year      Corridor %       Year      Corridor %      Year      Corridor %

               1           250            26          130           51          105
               2           250            27          128           52          105
               3           250            28          126           53          105
               4           250            29          124           54          105
               5           250            30          122           55          105

               6           250            31          120           56          105
               7           243            32          119           57          104
               8           236            33          118           58          103
               9           229            34          117           59          102
               10          222            35          116           60          101

               11          215            36          115        After 60       100
               12          209            37          113
               13          203            38          111
               14          197            39          109
               15          191            40          107

               16          185            41          105
               17          178            42          105
               18          171            43          105
               19          164            44          105
               20          157            45          105

               21          150            46          105
               22          146            47          105
               23          142            48          105
               24          138            49          105
               25          134            50          105



RR.VJL.(1298)                           Page 7

                                                        POLICY NUMBER 10 000 000




                           SEPARATE ACCOUNT DIVISIONS
                                   (Section 6)


                     Select Bond Division
                     Templeton International Equity Division
                     Money Market Division
                     Balanced Division
                     Index 500 Stock Division
                     Aggressive Growth Stock Division
                     High Yield Bond Division
                     Growth Stock Division
                     JP Morgan Select Growth and Income Division
                     Index 400 Stock Division
                     Small Cap Growth Stock Division
                     Russell Multi-Style Equity Division
                     Russell Aggressive Equity Division
                     Russell Non-US Division
                     Russell Real Estate Securities Division
                     Russell Core Bond Division
                     Asset Allocation Division
                     International Growth Stock Division
                     T. Rowe Price Small Cap Value Division
                     Capital Guardian Domestic Equity Division





The Initial Allocation Date is August 15, 2001.















RR.VJL.(1298)                     Page 8

VJL 161131

                              SECTION 1.  THE CONTRACT


1.1  LIFE INSURANCE BENEFIT

     The Northwestern Mutual Life Insurance Company will pay a benefit on the death of the second of the Insureds to die (the "second death") while this policy is in force. No benefit is payable on the death of the first of the Insureds to die. Subject to the terms and conditions of the policy:

     - payment of the death proceeds will be made after proof of the deaths of both Insureds is received at the Home Office; and
     -    payment will be made to the beneficiary or other payee under Section
          10.

The amount of the death proceeds will be:

     -    the death benefit (Section 3.1); less
     -    the amount of any policy debt (Section 9.3); less
     - any Monthly Policy Charges due and unpaid if the second death occurs during the grace period (Section 4.5).

     These amounts will be determined as of the date of the second death.

     The Company will pay interest on the death proceeds from the date of the second death until the proceeds are paid. Interest will be at an annual effective rate of not less than 2%, or at any higher rate required by state law.

1.2  NOTICE AND PROOF OF DEATH

     Written notice and proof of the death of each Insured must be given to the Company as soon as reasonably possible after each death.


RR.VJL.(1298)                           9

                          1.3 ENTIRE CONTRACT; CHANGES

     This policy, including the attached application and any amendments, endorsements or riders, is the entire contract. Statements in the application are representations and not warranties. A change in the policy is valid only if it is approved in writing by an officer of the Company. The Company may require that the policy be sent to it for endorsement to show a change. No agent has the authority to change the policy or to waive any of its terms.

1.4  INCONTESTABILITY

     In issuing the insurance, the Company has relied on the application. While the insurance is contestable, the Company, on the basis of a material misstatement in the application, may rescind the insurance or deny a claim.

     The Company will not contest insurance under this policy after that insurance has been in force, during the lifetime of at least one Insured, for two years from the Date of Issue or for two years from the effective date of a reinstatement (Section 4.6). An increase in the amount of insurance after the Date of Issue, which occurred upon the request of the Owner and was subject to the Company's insurability requirements, will be incontestable after the increase has been in force, during the lifetime of at least one Insured, for two years from the effective date of the increase.

1.5  SUICIDE

     If either Insured dies by suicide within one year from the Date of Issue, the policy will terminate. The amount payable by the Company will be limited to the premiums paid, less the amount of any policy debt and withdrawals. If either Insured dies by suicide within one year from the effective date of an increase in the amount of insurance which occurred upon the request of the Owner and was subject to the Company's insurability requirements, the amount payable with respect to such increase will be limited to the Monthly Policy Charges plus any transaction charges attributable to the increase.

1.6  POLICY DATE AND DATE OF ISSUE

     Monthly processing dates and policy months, years and anniversaries are computed from the Policy Date. The contestable and suicide periods begin with the Date of Issue. These dates are shown on page 3. The Date of Issue for any insurance issued under Specified Amount Changes (Section 3.3) will be shown on an amendment to the Schedule of Benefits and Premiums.

1.7  MISSTATEMENT OF AGE OR SEX

     If the age or sex of either insured has been misstated, the death benefit and Policy Value will be modified by recalculating all Monthly Policy Charges based on the correct age and sex of the Insureds.

1.8  PAYMENTS BY THE COMPANY

     All payments by the Company under this policy are payable at its Home
Office.

1.9  REPORTS TO OWNER

     At least once each policy year, the Company will send to the Owner:

     - a statement of the death benefit, the Policy Value, and any policy debt, including loan interest.

     -    a report of the Separate Account, including financial statements.

     -    any other information required by law.

                              SECTION 2. OWNERSHIP

2.1  THE OWNER

     The Owner is named on page 3. The Owner, the Owner's successor or the Owner's transferee may exercise policy rights without the consent of any beneficiary, except to the extent the Owner's rights are restricted by a designation of an irrevocable beneficiary. After the second death, policy rights may be exercised only as provided in Section 10.

2.2  TRANSFER OF OWNERSHIP

     The Owner may transfer the ownership of this policy. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date that it was signed. The Company may require that the policy be sent to it for endorsement to show the transfer.

2.3  COLLATERAL ASSIGNMENT

     The Owner may assign this policy as collateral security. The Company is not responsible for the validity or effect of the collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

     The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named, unless the beneficiary was designated an irrevocable beneficiary before the assignment.

     The collateral assignee is not an Owner. The collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 2.2.


RR.VJL.(1298)                           10

                             SECTION 3.  DEATH BENEFIT
3.1  DEATH BENEFIT OPTIONS

     This policy provides for three death benefit options prior to the Age 100 Date. The option in effect and the Age 100 Date are shown on page 3.

SPECIFIED AMOUNT (OPTION A) - The death benefit before the Age 100 Date is the greater of:

     -    the Specified Amount; or

     -    the Minimum Death Benefit.

SPECIFIED AMOUNT PLUS POLICY VALUE (OPTION B) - The death benefit before the Age 100 Date is the greater of:

     -    the Specified Amount plus the Policy Value; or

     -    the Minimum Death Benefit.

SPECIFIED AMOUNT PLUS PREMIUMS PAID

(OPTION C) - The death benefit before the Age 100 Date is the greater of:

     -    the Specified Amount plus the sum of the premiums paid; or

     -    the Minimum Death Benefit.

MINIMUM DEATH BENEFIT.   The Minimum Death Benefit is the amount required to
maintain this policy as a life insurance contract for federal tax purposes. The test used for determining compliance with the federal tax definition of a life insurance contract is shown on page 3 and will be either:

(1) the Guideline Premium/Cash Value Corridor Test: in that case, the Minimum Death Benefit equals the greater of the Policy Value multiplied by the corridor percentage shown on page 7 for the current policy year or the minimum amount required to maintain this policy as a life insurance contract for federal tax purposes; or

(2) the Cash Value Accumulation Test: in that case, the Minimum Death Benefit equals the greater of the Policy Value divided by the Net Single Premium shown on page 7 for the current policy year or the minimum amount required to maintain this policy as a life insurance contract for federal tax purposes.

AGE 100 DATE AND LATER. The death benefit on and after the Age 100 Date will be the greater of the Policy Value or the minimum amount required to maintain this policy as a life insurance contract for federal tax purposes.

3.2  DEATH BENEFIT OPTION CHANGES

     Subject to approval by the Company, the Owner may change the death benefit option upon written request. This change will be effective on the first monthly processing date following receipt of the request at the Home Office. The Company reserves the right to charge for a death benefit option change. This charge will be deducted from the Policy Value and will not exceed the amount shown on page
5. A change will not be allowed if the Specified Amount following a change would be less than the minimum amount the Company would issue at the time of change.

CHANGES TO OPTION A. The death benefit option may be changed to Option A at any time before the Age 100 Date. On the effective date of change, the Specified Amount will be changed as follows:

(1) If the change is from Option B to Option A, the Specified Amount after the change will be equal to the Specified Amount before the change plus the Policy Value on the effective date of the change.

(2) If the change is from Option C to Option A, the Specified Amount after the change will be equal to the Specified Amount before the change plus the sum of the premiums paid as of the effective date of the change.

CHANGES TO OPTION B OR OPTION C. The death benefit option may be changed to Option B or Option C at any time before the policy anniversary nearest the older Insured's 85th birthday provided the following requirements are met:

     -    both Insureds are alive;

     -    evidence of insurability is given that is satisfactory to the Company;
          and

     - under the Company's underwriting standards, both Insureds are in the same underwriting classification as, or in a better underwriting classification than, they were in on the Date of Issue.

On the effective date of change, the Specified Amount will be changed as follows:

(1) If the change is from Option A to Option B, the Specified Amount after the change will be equal to the Specified Amount before the change minus the Policy Value on the effective date of the change.

(2) If the change is from Option A to Option C, the Specified Amount after the change will be equal to the Specified Amount before the change minus the sum of the premiums paid as of the effective date of the change.

(3) If the change is from Option B to Option C, the Specified Amount after the change will be equal to the Specified Amount before the change plus (a) the Policy Value on the effective date of the change, minus (b) the sum of the premiums paid as of the effective date of the change.

(4) If the change is from Option C to Option B, the Specified Amount after the change will be equal to the Specified Amount before the change plus (a) the sum of the premiums paid as of the effective date of the change, minus (b) the Policy Value on the effective date of the change.


RR.VJL.(1298)                           11

                          3.3 SPECIFIED AMOUNT CHANGES

     The Owner may change the Specified Amount upon written request subject to approval by the Company. This change will be effective on the first monthly processing date following receipt of the request at the Home Office. The Company reserves the right to charge for more than one Specified Amount change in a policy year. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 5.

INCREASES. An increase will be made only if, at the time applied for, the following requirements are met:

     -    both Insureds are alive;

     - the insurance in force, as increased, will be within the Company's issue limits;

     - the increase request is received prior to the policy anniversary nearest the older Insured's 85th birthday;

     -    evidence of insurability is given that is satisfactory to the Company;
          and

     - under the Company's underwriting standards, both Insureds are in the same underwriting classification as, or in a better underwriting classification than, they were in on the Date of Issue.

DECREASES. A decrease will not be allowed if the Specified Amount following the decrease would be less than the minimum amount the Company would issue at the time of change. For the purposes of incontestability and suicide provisions (Section 1.4 and Section 1.5), a decrease in Specified Amount will first reduce any past increases in the reverse order in which they occurred and then reduce the Specified Amount originally issued.

                 SECTION 4.  PREMIUMS, TRANSFERS AND REINSTATEMENT

4.1  PREMIUM PAYMENT

     Premiums may be paid to the Company at any time on or before the Final Premium Date shown on page 3. All premiums after the first are payable at the Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished on request. The minimum premium the Company will accept is shown on page 3. Other premium limitations are described in Section 4.4.

4.2  NET PREMIUM

     The net premium is the amount of each premium paid that is available for allocation to the Divisions of the Separate Account. The amount of the net premium will be:

     -    the premium paid; less

     -    the Premium Expense Charge.

     The Premium Expense Charge will consist of the amounts shown on page 4.

4.3  ALLOCATION OF NET PREMIUMS AND SUBSEQUENT TRANSFERS

     For premiums paid to the Company prior to the Initial Allocation Date, the net premiums will be allocated to the Money Market Division on the date the premiums are received in the Home Office. The Initial Allocation Date is shown on page 8.

     On the Initial Allocation Date, amounts in the Money Market Division will be allocated in accordance with the application. This allocation will remain in effect for subsequent net premiums, loan repayments, and dividends credited unless changed by the Owner by written request. Any change in allocation will be in effect for net premiums, loan repayments, and dividends credited to the policy following the receipt of the written request at the Home Office. Allocations must be in whole percentages.

     On or after the Initial Allocation Date, the Owner may transfer the amounts invested in any of the Divisions. The transfer will take effect on the date a written request is received in the Home Office. The Company reserves the right to charge for more than twelve transfers in a policy year. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 5.


RR.VJL.(1298)                           12

                             4.4 PREMIUM LIMITATIONS

     A premium payment that would increase the policy's death benefit more than it increases the Policy Value will be accepted only if:

     -    both Insureds are alive;

     - the insurance in force, as increased, will be within the Company's issue limits;

     - the premium payment is received prior to the policy anniversary nearest the older Insured's 85th birthday;

     -    evidence of insurability is given that is satisfactory to the Company;
          and

     - under the Company's underwriting standards, both Insureds are in the same underwriting classification as, or in a better underwriting classification than, they were in on the Date of Issue.

If the Definition of Life Insurance Test shown on page 3 is the Guideline Premium/Cash Value Corridor Test, then the Company will not accept any premium that disqualifies this policy as a life insurance contract for federal tax purposes. Further, the Company reserves the right to make distributions or refunds of excess premium (with interest as required by the federal tax law) from this policy as necessary to continue to qualify the policy as a life insurance contract for federal tax purposes.

4.5  GRACE PERIOD

     A grace period of 61 days will be allowed for the payment of sufficient premium to keep the policy in force if the cash value on a monthly processing date is less than the current Monthly Policy Charge; however, no premium will be accepted after the Final Premium Date shown on page 3. The minimum premium that must be paid is three times the Monthly Policy Charge due when the insufficiency occurred.

     The grace period will begin on the date the Company sends written notice of the insufficiency. The grace period will end 61 days after the notice is sent. The notice will be sent to the Owner and will state the date the grace period ends and the amount of premium required to keep the policy in force. Upon receipt of payment, the Company will allocate the net premium, less any Monthly Policy Charges due and unpaid, to the Divisions of the Separate Account according to the allocation of net premiums then in effect.

     The policy will remain in force during the grace period. If sufficient premium is not paid by the end of the grace period, the policy will terminate with no value.

     If the second death occurs during the grace period, any Monthly Policy Charges due and unpaid will be deducted from the death proceeds of the policy.

4.6  REINSTATEMENT

CONDITIONS. If this policy has terminated under Section 4.5, it may be reinstated upon receipt at the Home Office of:

     - an application for reinstatement within three years after the end of the grace period; and

     - a reinstatement premium equal to or greater than the minimum reinstatement premium.

In addition, the Company's insurability requirements must be met.

This policy may not be reinstated:

     -    if the policy was surrendered for its cash value; or

     -    if either of the Insureds died after the end of the grace period.

MINIMUM REINSTATEMENT PREMIUM. The minimum premium needed to reinstate the policy is:

     - the sum of all Monthly Policy Charges (Section 7.2) that were due and unpaid before the end of the grace period; plus

     - three times the Monthly Policy Charge due on the effective date of reinstatement.

INSURABILITY REQUIREMENTS.  These requirements are:

     -    evidence of insurability is given that is satisfactory to the Company;
          and

     - under the Company's underwriting standards, both Insureds are in the same underwriting classification as, or in a better underwriting classification than, they were in on the Date of Issue, or if only one Insured was alive at the end of the grace period, that Insured is in the same underwriting classification as, or in a better underwriting classification than, that Insured was in on the Date of Issue.

EFFECTIVE DATE OF REINSTATEMENT. If the Company approves the application for reinstatement, the effective date of reinstatement will be the first monthly processing date following receipt at the Home Office of the reinstatement application.

On the effective date of reinstatement, the Policy Value will be equal to:

     -    the reinstatement premium paid, less the Premium Expense Charge; plus

     -    any policy debt as of the end of the grace period; less

     - the sum of all Monthly Policy Charges that were due and unpaid before the end of the grace period; less

     -    the Monthly Policy Charge due on the effective date of reinstatement.

On the effective date of reinstatement, the Policy Value, less any policy debt that is not repaid, will be allocated to the Divisions of the Separate Account according to the allocation in effect at the end of the grace period.


RR.VJL.(1298)                           13

                               SECTION 5.  DIVIDENDS

5.1  ANNUAL DIVIDENDS

     This policy will share in the divisible surplus of the Company to the extent it contributes to this surplus. This surplus is determined each year. This policy's share will be credited as a dividend on the policy anniversary.

     Since this policy is not expected to contribute to divisible surplus, it is not expected that any dividends will be paid.

5.2  USE OF DIVIDENDS

     Annual dividends may be paid in cash or used to increase the Policy Value. Dividends used to increase the Policy Value will be allocated to the Divisions of the Separate Account according to the allocation of net premiums then in effect. If no direction is given for the use of dividends, they will be used to increase the Policy Value.

5.3  DIVIDEND AT DEATH

     If a dividend is payable for the period from the beginning of the policy year to the date of the second death, the dividend is payable as part of the policy proceeds.

                          SECTION 6.  THE SEPARATE ACCOUNT

6.1  DESCRIPTION

     Northwestern Mutual Variable Life Account (the Separate Account) is registered as a unit investment trust under the Investment Company Act of 1940. The Separate Account has several Divisions, as shown on page 8. Assets of the Separate Account are invested in shares of Northwestern Mutual Series Fund, Inc. (the Fund). The Fund is registered under the Investment Company Act of 1940 as an open-end, diversified investment company. The Fund has one Portfolio for each Division. Assets of each Division of the Separate Account are invested in shares of the corresponding Portfolio of the Fund. Shares of the Fund are purchased for the Separate Account at their net asset value. The Company may make available additional Divisions and Portfolios.

     Assets will be allocated to the Separate Account to support the operation of this and other variable life insurance policies. Assets may also be allocated for other purposes, but not to support the operation of any contracts or policies other than variable life insurance. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to other income, gains or losses of the Company.

     The assets of the Separate Account will be valued on each valuation day. They are the property of the Company. The portion of these assets equal to policy reserves and liabilities will not be charged with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of the Separate Account in excess of these reserves and liabilities to its general account.

     The Owner may exchange this policy for a fixed benefit joint life insurance policy being offered at that time by the Company if the Fund changes its investment advisor or if a Portfolio has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

     If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another Portfolio of the Fund or shares of another mutual fund. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.

     The Company also may, to the extent permitted by applicable laws and regulations (including any order of the SEC), make changes as follows:

     - the Separate Account or a Division may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if deemed by the Company to be in the best interest of the policyowners.

     - the Separate Account may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required.

     - the provisions of this and other policies may be modified to comply with any other applicable federal or state laws.

     In the event of a substitution or change, the Company may make appropriate endorsement of this and other policies having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

6.2  VALUATION DAY AND VALUATION PERIOD

     A valuation day is any day on which the assets of the Separate Account are valued. A valuation period is a valuation day and any immediately preceding days which are not valuation days.

     Assets are valued as of the close of trading on the New York Stock Exchange on each day the Exchange is open. Each Division's share of amounts allocated, transferred or added to a Division or deducted, loaned, transferred or withdrawn from a Division, on any day, will be determined as of the end of the valuation period that contains that day.


RR.VJL.(1298)                           14

                        SECTION 7.  DETERMINATION OF VALUES

7.1  POLICY VALUE

     On the Policy Date, the Policy Value is equal to the net premium less the Monthly Policy Charge. On any day after that, the Policy Value is equal to what it was on the previous day plus any of these items applicable on that day:

     - any increase due to investment results as described in Section 7.4 for the portion of the Policy Value invested in Divisions with a positive rate of return for the current valuation period;

     -    interest on the policy debt at an annual effective rate of 5%;

     -    the net premium, if a premium is paid;

     - any policy dividend directed to increase the Policy Value; and minus any of these items applicable on that day:

     - any decrease due to investment results as described in Section 7.4 for the portion of the Policy Value invested in Divisions with a negative rate of return for the current valuation period;

     -    the Monthly Policy Charge;

     -    any withdrawals; and

     - any transaction charges that may result from a withdrawal, a transfer, a change in the Specified Amount or a change in the death benefit option.

     The Monthly Policy Charge, any withdrawals, and any transaction charges will be deducted from the Policy Value. The deduction will be allocated to each Division in proportion to the amounts in each Division.

7.2  MONTHLY POLICY CHARGE

     A Monthly Policy Charge is deducted from the Policy Value on each monthly processing date until the second death and is equal to the sum of the following:

     -    the Administrative Charge;

     -    the Underwriting and Issue Charge;

     -    the Mortality and Expense Risk Charge;

     -    the Deferred Sales Charge;

     -    the Cost of Insurance Charge; and

     - if there is policy debt, a charge for expenses and taxes associated with that debt.

     The maximum Administrative, Underwriting and Issue, Mortality and Expense Risk, and Deferred Sales charges are shown on page 4.

7.3  COST OF INSURANCE CHARGE

     A Cost of Insurance Charge is deducted from the Policy Value on each monthly processing date as part of the Monthly Policy Charge. The Cost of Insurance Charge is the cost of insurance rate times the net amount at risk. The maximum cost of insurance rates are shown on page 6. The net amount at risk is
(a) minus (b) where:

     (a) is the death benefit on the monthly processing date (after deduction of the Administrative Charge, the Underwriting and Issue Charge, the Mortality and Expense Risk Charge, the Deferred Sales Charge, and, if there is policy debt, a charge for expenses and taxes associated with that debt) divided by 1.0032737; and

     (b) is the Policy Value on the monthly processing date, after deduction of the Administrative Charge, the Underwriting and Issue Charge, the Mortality and Expense Risk Charge, the Deferred Sales Charge, and, if there is policy debt, a charge for expenses and taxes associated with that debt.

7.4  INVESTMENT RESULTS

     Investment results are reflected in the Policy Value each valuation period. The investment results for each Division of the Policy Value equal the Division's share of the Policy Value at the end of the previous valuation period times the rate of return for that Division for the current valuation period.

     The rate of return of a Division for a valuation period is obtained by dividing the result of (a) minus (b) by (b) where:

     (a)  is the sum of:

          - the value of a share of the corresponding Portfolio of the Fund at the close of the current valuation period; plus

          - the per share amount of any investment income and capital gains distributed by the Fund for the current valuation period; and

     (b) is the value of the share at the close of business for the immediately preceding valuation period.

     The rate of return and corresponding investment results may be positive or negative. If the rate of return is positive, there will be an increase in values for the Division; if it is negative, there will be a decrease in values for the Division.


RR.VJL.(1298)                           15

                        SECTION 8. CASH VALUE AND SURRENDER
8.1  CASH VALUE

     The cash value of this policy is equal to:

     - the Policy Value; less

     - the surrender charge; less

     - any policy debt.

8.2  SURRENDER

     The Owner may surrender this policy for its cash value. A written surrender of all claims, satisfactory to the Company, will be required. The date of surrender will be the date of receipt at the Home Office of the written surrender. The policy will terminate, and the cash value will be determined, as of the end of the valuation period which includes the date of surrender. The Company may require that the policy be sent to it.

8.3  SURRENDER CHARGE

     There is a surrender charge if this policy is surrendered during the first ten policy years. The surrender charge is a percentage of the total premiums paid during the first policy year, subject to the maximum surrender charge. The surrender charge percentage and maximum surrender charge are shown on page 5.

8.4  BASIS OF VALUES

     A detailed statement of the method of calculation of all values for this policy has been filed with the insurance supervisory official of the state in which this policy is delivered. All values are at least as great as those required by that state.

8.5  DEFERRAL OF PAYMENTS

The Company reserves the right:

     - to defer determination of the cash value and payment of the cash value;

     -    to defer payment of a loan or withdrawal; and

     - to defer determination of a change in the amount of variable insurance or other variable amounts payable on the second death, and, if such determination has been deferred, to defer payment of the death benefit;

     during any period when:

     - the New York Stock Exchange is closed or trading on the New York Stock Exchange is restricted as determined by the SEC; or

     - the SEC declares that an emergency exists as a result of which the sale or determination of investment results is not reasonably practicable; or

     - the SEC, by order, permits deferral for the protection of the Company's policyowners.


RR.VJL.(1298)                           16

                         SECTION 9.  LOANS AND WITHDRAWALS

9.1  POLICY LOANS

     The Owner may obtain a loan from the Company in an amount that, when added to existing policy debt, is not more than the loan value.

     On the date a loan is made, the amount of the loan will be transferred from the Separate Account to the general account of the Company. This amount will be deducted from each Division in proportion to the amounts in each Division. On the date a loan repayment is made, or the date accrued interest is paid, the amount of the payment will be transferred from the general account of the Company to the Separate Account. This amount will be allocated to the Divisions of the Separate Account according to the allocation of net premiums then in effect.

9.2  LOAN VALUE

     The loan value is 90% of:

     -    the Policy Value on the date of the loan; less

     -    the surrender charge on the date of the loan.

9.3  POLICY DEBT

     Policy debt consists of all outstanding loans and accrued interest. Loan repayments may be made, or accrued interest paid, at any time. Any policy debt will be deducted from the policy proceeds.

     If the policy debt equals or exceeds the Policy Value less the surrender charge on a monthly processing date, the policy will terminate with no value subject to the conditions of the Grace Period (Section 4.5).

9.4  LOAN INTEREST

     Interest accrues on a daily basis from the date of the loan. Unpaid interest is added to the loan.

     Interest is payable at an annual effective rate of 5%.

9.5  PARTIAL WITHDRAWALS

     The Owner may withdraw a portion of the cash value. However, the Owner may not:

     - withdraw an amount which would reduce the loan value to less than the policy debt;

     - withdraw an amount which would reduce the death benefit to less than the minimum amount the Company would issue on this plan of insurance at the time of withdrawal;

     - withdraw an amount which would reduce the cash value to less than three times the most recent Monthly Policy Charge;

     -    withdraw less than the minimum withdrawal amount shown on page 3; or

     -    make more than four withdrawals in a policy year.

     When a portion of the cash value is withdrawn, the amount invested for this policy in the Separate Account will be reduced by the amount of the withdrawal. The reduction will be allocated to each Division in proportion to the amounts in each Division. If the death benefit option in effect at the time of withdrawal is either Option A or Option C, the Specified Amount will be reduced by the lesser of:

     -    the amount of the withdrawal; or

     - the excess, if any, of the Specified Amount for Option A or the Specified Amount plus the sum of the premiums paid for Option C, over the result of (a) minus (b) where:

          (a)  is the death benefit immediately prior to the withdrawal; and

          (b)  is the amount of the withdrawal.

     The Company reserves the right to charge for withdrawals. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 5.

                             SECTION 10.  BENEFICIARIES

10.1 DEFINITION OF BENEFICIARIES

     The term "beneficiaries" as used in this policy includes direct beneficiaries, contingent beneficiaries and further payees.

10.2 NAMING AND CHANGE OF BENEFICIARIES

CONDITIONS.  The Owner may name and change the beneficiaries of death proceeds:

     -    before the second death.

     - during the first 60 days after the date of the second death, if the second Insured to die was not the Owner immediately prior to the second death. A change made during this 60 days may not be revoked.

EFFECTIVE DATE. A naming or change of a beneficiary will be made on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the policy be sent to it to be endorsed to show the naming or change.

10.3 SUCCESSION IN INTEREST OF BENEFICIARIES

DIRECT BENEFICIARIES. The proceeds of this policy will be payable in equal shares to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before receiving the direct beneficiary's share, that share will be payable in equal shares to the other direct beneficiaries who survive and receive payment.

CONTINGENT BENEFICIARIES. At the death of all of the direct beneficiaries, the proceeds will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving the contingent beneficiary's share, that share will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all of the direct and contingent beneficiaries, the proceeds will be paid:

     -    in equal shares to the further payees who survive and receive payment;
          or

     - if no further payees survive and receive payment, to the estate of the last to die of all of the direct and contingent beneficiaries who survive both Insureds.

OWNER OR THE OWNER'S ESTATE. If no beneficiaries are alive on the date of the second death, the proceeds will be paid to the Owner or to the Owner's estate.

10.4 GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this policy will be subject to the claims of creditors of a beneficiary.


RR.VJL.(1298)                           17

                     AMENDMENT TO SECTION 6 THE SEPARATE ACCOUNT
                       FOR FLEXIBLE PREMIUM VARIABLE JOINT LIFE


     AS OF THE DATE OF ISSUE, THE FIRST PARAGRAPH OF SECTION 6.1 IS AMENDED TO READ AS FOLLOWS:

     Northwestern Mutual Variable Life Account (the Separate Account) is registered as a unit investment trust under the Investment Company Act of 1940. The Separate Account has several Divisions, as shown on page 8. Assets of the Separate Account are invested in shares of corresponding mutual funds or portfolios of mutual funds, both of which are referred to in this policy as Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value. The Company may make available additional Divisions and Portfolios.



     AS OF THE DATE OF ISSUE, THE FOURTH AND FIFTH PARAGRAPHS OF SECTION 6.1 ARE AMENDED TO READ AS FOLLOWS:

     The Owner may exchange this policy for a fixed benefit joint life insurance policy being offered at that time by the Company if the Portfolio changes its investment advisor or has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

     If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another Portfolio. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.





                                                             Secretary
                                                      NORTHWESTERN MUTUAL LIFE
                                                         INSURANCE COMPANY


VJL.FUNDS.(0799)

                          POLICY APPLICATION SUPPLEMENT FOR
                FLEXIBLE PREMIUM VARIABLE JOINT LIFE INSURANCE POLICY
                          INSURANCE PAYABLE ON SECOND DEATH
                    THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                            720 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

INSUREDS:                          _________________ and _________________

POLICY:

Specified Amount:                  $______________________
Death Benefit Option:               ______________________
Definition of Life Insurance Test:  ______________________
Minimum Initial Premium:           $______________________
Guideline Premium Maximum:         $______________________
Reminder Premium:                  $______________________
Reminder Mode:                      ______________________






________________________________________________________________________________
                            For Home Office Use Only

Underwriting Amount:  $___________

Illustrated Cumulative Premiums:
Years 1-  5:  $__________               Years 1- 15:  $___________
Years 1- 10:  $__________               Years 1- 20:  $___________


First Insured: __________            Second Insured: _____________



___________

________________________________________________________________________________






                                             Illustration No. ___________
90-1 VJL.Supp.(0799)                         Page 1 of 4

ALLOCATION OF NET PREMIUMS

This allocation will apply to all net premiums and loan repayments. USE WHOLE PERCENTAGES ONLY. If monthly dollar cost averaging is desired, complete both this section and the monthly dollar cost averaging section below. Only allocations to the Money Market Division are utilized for dollar cost averaging purposes.



Money Market Division             ____%  Growth & Income Stock Division           ____%
Select Bond Division              ____%  Index 400 Stock Division                 ____%
Templeton International Equity
   Division                       ____%  Small Cap Growth Stock Division          ____%
Balanced Division                 ____%  Russell Multi-Style Equity Division      ____%
Index 500 Stock Division          ____%  Russell Aggressive Equity Division       ____%
Aggressive Growth Stock Division  ____%  Russell Non-US Division                  ____%
High Yield Bond Division          ____%  Russell Real Estate Securities Division  ____%
Growth Stock Division             ____%  Russell Core Bond Division               ____%
                                         Asset Allocation +                       ____%
                                         International Growth +                   ____%
                                         T. Rowe Price Small Cap Value +          ____%
                                         Capital Guardian Domestic Equity +       ____%



Total                                     100%
                                          ----
                                          ----




MONTHLY DOLLAR COST AVERAGING

To elect monthly dollar cost averaging, choose one of the following options and indicate the desired allocation of transfers below. USE WHOLE PERCENTAGES ONLY.

_____Option One: Transfer in monthly installments so that on the policy anniversary the Money Market balance will be zero.

_____Option Two: Transfer a level amount of $______________until the Money Market balance is zero.



Select Bond Division              ____%  J.P. Morgan Select Growth & Income
Templeton International Equity             Stock Division                         ____%
   Division                       ____%  Index 400 Stock Division                 ____%
Balanced Division                 ____%  Small Cap Growth Stock Division          ____%
Index 500 Stock Division          ____%  Russell Multi-Style Equity Division      ____%
Aggressive Growth Stock Division  ____%  Russell Aggressive Equity Division       ____%
High Yield Bond Division          ____%  Russell Non-US Division                  ____%
Growth Stock Division             ____%  Russell Real Estate Securities Division  ____%
                                         Russell Core Bond Division               ____%
                                         Asset Allocation +                       ____%
                                         International Growth +                   ____%
                                         T. Rowe Price Small Cap Value +          ____%
                                         Capital Guardian Domestic Equity +       ____%


Total                                     100%
                                          ----
                                          ----





                                   Insureds:        __________ and
                                                    __________
                                   Illustration No. __________
90-1 VJL.Supp.(0799)               Page 2 of 4

SUITABILITY

Northwestern Mutual Life is required to make the following inquiries for purposes of determining the suitability of this purchase. Responses will be kept confidential.


1. In addition to providing a death benefit upon the death of the second of the Insureds, what is the purpose for the purchase?

_____ To fund a trust.

_____ To supplement retirement income.

_____ To supplement education funding.

_____ Other (specify): ______________________________________________________


2.  By whom will the purchase be funded?_____________________________________

     Annual income (all sources) of person/trust funding the purchase:
     $___________

     Net worth of person/trust funding the purchase: $_______________________


3.  Applicant's experience with the following:

                              None           Up to          5 or More
                                             5 Years        Than 5 Years

Mutual Funds                  ______         ______         ______

Individual Common Stocks      ______         ______         ______

Variable Annuities            ______         ______         ______

Variable Life Insurance       ______         ______         ______






                                   Insureds:        __________ and
                                                    __________
                                   Illustration No. __________
90-1 VJL.Supp.(0799)               Page 3 of 4

I UNDERSTAND THAT THE DEATH BENEFIT FOR A FLEXIBLE PREMIUM VARIABLE JOINT LIFE INSURANCE POLICY IS VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF NORTHWESTERN MUTUAL VARIABLE LIFE ACCOUNT. THE AMOUNT OF THE DEATH BENEFIT IS NOT GUARANTEED.

I UNDERSTAND THAT THE CASH VALUE FOR A FLEXIBLE PREMIUM VARIABLE JOINT LIFE INSURANCE POLICY IS VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF NORTHWESTERN MUTUAL VARIABLE LIFE ACCOUNT. THE AMOUNT OF THE CASH VALUE IS NOT GUARANTEED.

I understand that any illustrations of death benefits and cash values I have been shown demonstrate how the policy operates under a given set of assumptions and are not estimates or guarantees of future results. Actual experience will be different than assumed, resulting in death benefits and cash values higher or lower than illustrated. The assumptions incorporated in an illustration include, but are not limited to, the following: premium payment amounts and frequencies, investment returns, expense charges, cost of insurance charges, loans, and withdrawals.

I acknowledge receipt of the Flexible Premium Variable Joint Life Insurance Policy prospectus dated: _____/_____/_____.
                          MO.  DAY    YR.


DATE: _____/_____/_____             SIGNATURE OF APPLICANT: ___________________
       MO.  DAY    YR.
                                                            ___________________


Based on the information furnished by the Applicant in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant. I further certify that a current prospectus was delivered and that no written sales materials other than those furnished by the Northwestern Mutual Life home office were used.

Signature of Licensed Agent: _________________________________________________
                                   (REGISTERED REPRESENTATIVE)

Based on the information furnished by the Applicant in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant.

Signature of General Agent: ___________________________________________________




                                   Insureds:        ___________ and
                                                    ___________
                                   Illustration No. ___________
90-1 VJL.Supp.(0799)               Page 4 of 4

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
720 E. WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202


JOINT LIFE PROTECTION INSURANCE APPLICATION
                                                                                               -------------------------------------
                                                                                               POLICY NUMBER

------------------------------------------------------------------------------------------------------------------------------------
 / / Companion policies       / / Life & Disability Application       / / LTC Application      Plan Group Number
 / / APB Option               / / Exam (NM, PME, MD) in Home Office
                                                                                               -------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

FIRST INSURED (YOUNGER)
ON PAGES 1,2,3 AND 4, "INSURED" REFERS TO THE FIRST INSURED.
------------------------------------------------------------------------------------------------------------------------------------
Has an application or informal inquiry ever been made to Northwestern Mutual
Life for annuity, life, long term care, or disability insurance on the life of the insured? / / Yes /X/ No If yes, the last policy number is
                                                              ---------

1.  A. /X/ Mr.  / / Mrs.  / / Ms.  / / Dr.  / / Other                                           B. /X/ MALE
                                                     ------------------                            / / FEMALE
       NAME:  JOHN J DOE
             ----------------------------------------------------------
             (FIRST, MIDDLE INITIAL, LAST)
------------------------------------------------------------------------------------------------------------------------------------
    C. BIRTHDATE: (MONTH, DAY, YEAR)      D. STATE OF BIRTH (or Foreign Country):    E. TAXPAYER IDENTIFICATION NUMBER:
       12 /31 / 1963                         Wisconsin                               #  ###-##-####
    ----------------------------          -----------------------------------           ------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    F. PRIMARY RESIDENCE:             STREET OR PO BOX:     1234 Main Street
                                                       -----------------------------------------------------------------------------
       CITY, STATE, ZIP (Country if other than U.S.A.):     Milwaukee, WI 53200
                                                       -----------------------------------------------------------------------------
                                        E-MAIL ADDRESS:
                                                       -----------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

APPLICANT
------------------------------------------------------------------------------------------------------------------------------------
2.  Select ONLY ONE: /X/ First Insured @ First Insured's address  / / Other (Complete A, B and C)
    A. / / Mr.  / / Mrs.  / / Ms.  / / Dr.  / / Other
                                                     -----------------
       PERSONAL
       NAME:                                                                                         / / MALE
                                 ---------------------------------------------------------------     / / FEMALE
       (FIRST, MIDDLE INITIAL, LAST)
                                 BIRTHDATE:         |   |
                                           -------------------------
                                            MONTH    DAY    YEAR
OR     BUSINESS/TRUST
       NAME:
                                 ----------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    B. TAXPAYER IDENTIFICATION NUMBER:                                  C. DAYTIME TELEPHONE NUMBER:
                                                                           Area Code (    )
       -------------------------------------------                                   -----------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
       Send premium and other notices regarding this policy to:
    D. ADDRESS: /X/ First Insured's Address   / / Applicant's Address  OR

                                      STREET OR PO BOX:
                                                        ----------------------------------------------------------------------------
       CITY, STATE, ZIP (Country if other than U.S.A.):
                                                        ----------------------------------------------------------------------------
                                        E-MAIL ADDRESS:
                                                        ----------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



90-1 JCL (0198)                        90-1934-50 (page 1)

------------------------------------------------------------------------------------------------------------------------------------
    CAUTION: A MINOR OWNER CANNOT EXERCISE POLICY RIGHTS.

4.  Select ONLY ONE:  /X/ First Insured (Complete C only)   / / Applicant (Complete C only)
                      / / Other (Complete A, B and C)       / / See attached supplement form

    A. / / Mr.   / / Mrs.   / / Dr.   / / Other
                                               ---------------------

       PERSONAL                                                              / / MALE
       NAME:                                                                 / / FEMALE
                   ----------------------------------------------------
       (FIRST MIDDLE INITIAL LAST)

       RELATIONSHIP TO INSURED:                                        BIRTHDATE:      |     |
                               ----------------------------------                ---------------------
OR     BUSINESS/TRUST                                                            MONTH   DAY   YEAR
       NAME:
                   ----------------------------------------------------

       RELATIONSHIP TO INSURED:
                               ------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    B. TAXPAYER IDENTIFICATION NUMBER:
                                      --------------------------
------------------------------------------------------------------------------------------------------------------------------------
    C. ADDRESS: /X/ First Insured's Address  / / Applicant's Address  / / Premium Payer's Address  OR
                                      STREET OR PO BOX:
                                                       -----------------------------------------------------------------------------
       CITY, STATE, ZIP (Country if other than U.S.A.):
                                                       -----------------------------------------------------------------------------
                                        E-MAIL ADDRESS:
                                                       -----------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

5.-7. (Reserved)

SPECIAL DATE (COMPLETE THIS SECTION ONLY IF A SPECIAL POLICY DATE IS BEING REQUESTED)
------------------------------------------------------------------------------------------------------------------------------------
8.  A. Prepaid:     / / Short-Term - Policy Date will coincide with ISA Payment Date (For monthly ISA only)

                    / / Short-Term to:                |    |           / / Backdate to           |   |
                                               ---------------------                    ---------------------
                                               MONTH   DAY   YEAR                         MONTH   DAY  YEAR

    B. Nonprepaid:  / / Specified future date:        |    |           / / Backdate to           |    |
                                               ---------------------                    ---------------------
                                               MONTH   DAY   YEAR                         MONTH   DAY  YEAR
------------------------------------------------------------------------------------------------------------------------------------

POLICY APPLIED FOR
------------------------------------------------------------------------------------------------------------------------------------
 9. Joint Life Protection (See attached supplement)

10. If an additional benefit cannot be approved, should the company issue a policy without the benefit?  / / Yes / / No

11. Shall the PREMIUM LOAN provision, if available, become operative according to its terms?             /X/ Yes / / No

12.-13. (Reserved)

14. PREMIUM FREQUENCY:  /X/ Annually   / / Semiannually   / / Quarterly
------------------------------------------------------------------------------------------------------------------------------------

BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------------
15. A. DIRECT BENEFICIARY
                               First, Middle Initial, Last                                       Relationship to Insured
       (1)  Mary J. Doe                                                                          Daughter
           -----------------------------------------------------------------------------------   -----------------------------------
       (2)
           -----------------------------------------------------------------------------------   -----------------------------------
       (3)
           -----------------------------------------------------------------------------------   -----------------------------------
       Business organization or trust
                                     ---------------------------------------------------------   -----------------------------------

                                     ---------------------------------------------------------

    B. CONTINGENT BENEFICIARY:
                               First, Middle Initial, Last                                       Relationship to Insured

       (1)
           -----------------------------------------------------------------------------------   -----------------------------------
       (2)
           -----------------------------------------------------------------------------------   -----------------------------------
       (3)
           -----------------------------------------------------------------------------------   -----------------------------------

       Box (1) or (2) may be selected to include all of the children or brothers and sisters without naming them, or to add to the contingent beneficiaries named.  Box (3) may be selected to provide for the children of a deceased contingent beneficiary; use only if contingent beneficiaries are named and/or Box (1) or (2) is checked.
       NOTE:  The word "children" includes child and any legally adopted child.

       /X/ (1) and all (other) children of the Insured.

       / / (2) and all (other) brothers and sisters of the Insured born of the marriage of or legally adopted
           by                           and                               before the Insured's death.
             --------------------------     -----------------------------

       / / (3) any amount that would have been paid to a deceased contingent beneficiary, if living, will be paid in one sum and in equal shares to the children of that contingent beneficiary who survive and receive payment.

    C. FURTHER PAYEES
                               First, Middle Initial, Last                                       Relationship to Insured

       (1)
           -----------------------------------------------------------------------------------   -----------------------------------

       (2)
           -----------------------------------------------------------------------------------   -----------------------------------

    D. / / SEE ATTACHED SUPPLEMENT FORM (To be used in place of designations above.)
------------------------------------------------------------------------------------------------------------------------------------

90-1 JCL (0198)                                                         (page 2)

16. (Reserved)

CONDITIONAL LIFE INSURANCE AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
17. Has the premium for the policy applied for been given to the agent in exchange for the Conditional Life Insurance Agreement with the same number
    as this application?                                                                                      /X/ Yes  / /  No

------------------------------------------------------------------------------------------------------------------------------------

INSURANCE HISTORY
------------------------------------------------------------------------------------------------------------------------------------
18. Has the insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, cancelled, or not renewed?
    If yes, explain in REMARKS. / / Yes  /X/ No

19. When was the Insured's last examination or application for life, disability or accidental death insurance?
    Month                    Year                 Company
         ---------------         ------------            ---------------------------------------------------      OR   /X/  NONE

20. Does the Insured have any other life insurance in force, pending or contemplated in other companies?      / / Yes  /X/  No
    If yes, indicate Company Name, Individual (Ind) or Group (Grp) and identify the amount of in Force, Pending or Contemplated.

    LIFE INSURANCE AMOUNTS
------------------------------------------------------------------------------------------------------------------------------------
           Company Name            Ind/Grp           In Force           Pending          Contemplated           Accidental
                                                      Amount            Amount              Amount             Death Amount
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------


21. As a result of this purchase will the values or benefits of any other life insurance policy or annuity
    contract, on any life, be affected in any way?                                                            / / Yes  /X/  No


    NOTE TO AGENT: VALUES OR BENEFITS ARE AFFECTED IF ANY QUESTION ON THE
                   DEFINITION OF REPLACEMENT SUPPLEMENT COULD BE ANSWERED "YES".

    If "yes", this transaction is a replacement of life insurance or annuity.

        The agent must:

           - submit required papers and sale materials AND

           - provide required disclosure notices to the applicant.

        The applicant must answer the questions:

           - on the Definition of Replacement Supplement AND

           - A, B, and C below.

        Will this insurance:

           A. replace Northwestern Mutual Life?                                                               / / Yes  /X/  No

           B. replace other Companies?                                                                        / / Yes  /X/  No

           C. result in 1035 exchange?                                                                        / / Yes  /X/  No

------------------------------------------------------------------------------------------------------------------------------------

22. (Reserved)

REMARKS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

90-1 JCL (0198)                                                         (page 3)



                                           ------------------------------------------------------------
                                           FIRST              MIDDLE INITIAL         LAST

PERSONAL HISTORY QUESTIONNAIRE - FIRST INSURED
-----------------------------------------------------------------------------------------------------------------------------------
23. Insured's Marital Status:  / / Single, Widowed or Divorced   /X/ Married

24. a.  Insured is a citizen of:  /X/ U.S.A. / / Other
        If other:  Type of Visa:                    Visa Number:
                                -------------------             ----------------
    b.  How many years has the insured resided in the U.S.A. immediately prior to completing this application? 35 years
                                                                                                               --------

25. Does the Insured regularly travel outside the U.S.A. or have plans to leave the U.S.A. for travel or residence? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ./ /Yes  /X/ No
    If yes, explain in the chart below.


------------------------------------------------------------------------------------------------------------------------------------
             Destination                   Number of Trips           Duration of        Departure Date       Purpose of Trip
    (List all Cities and Countries)     Last 12        Next 12        Each Trip          (Month/Year)
                                        Months         Months        (No. of Days)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

26. a.  What is the Insured's occupation(s)?  Attorney
                                             ---------------------------------------------------------------------------------------
        What are the Insured's duties?  Office Duties
                                       ---------------------------------------------------------------------------------------------
    b.  Employer's Name:  ABC Corporation
                         -----------------------------------------------------------------------------------------------------------
               Address:  1000 Company Ave.
                        ------------------------------------------------------------------------------------------------------------
        City, State, Zip Code: Milwaukee, WI  53200
                               -----------------------------------------------------------------------------------------------------
    c.  How long has the insured been employed?     7     years (if less than 2
        years, explain in REMARKS)             ----------

QUESTIONS 27 THROUGH 30 ARE NOT REQUIRED IF THE INSURED IS UNDER AGE 16.

27. Is the Insured a member of, or does the Insured plan on joining any branch of, the Armed
    Forces or reserve military unit? If yes, complete the Military Section . . . . . . . . . . . . . . . . . . ./ / Yes  /X/ No

28. Except as a passenger on a regularly scheduled flight, has the Insured flown within the past 2 years, or does the Insured have plans to fly in the future? If yes, complete the
    Aviation Section . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ./ / Yes  /X/ No

29. In the past 2 years, has the Insured participated in or does the Insured have plans to participate in: racing (automobile, snowmobile, motorcycle, boat or go-cart), underwater or sky diving, hang gliding, bungee jumping, mountain or rock climbing, or rodeos? If yes, complete the Avocation Section. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . ./ / Yes  /X/ No

30. a.  What is the Insured's automobile driver's license number? # D555-5555-5555-55 State   WI
        or, / / the Insured does not have a driver's license.       ------------------     --------------

    b.  In the past 5 years, has the Insured been in a motor vehicle accident, has the Insured been charged with a moving violation of any motor vehicle law, or has the Insured's driver's license been restricted, suspended or revoked?
        If yes, complete the chart below . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ./ / Yes  /X/ No


------------------------------------------------------------------------------------------------------------------------------------
                                           Type and Details                                 Action                   Accident
          Date        (Speeding, Reckless Driving, Driving While Intoxicated, Etc.)     (Citation, Fine, Etc.)      (Yes or No)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

REMARKS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

90-1 JCL (0198)                                                         (page 4)


                                                                                                              / / / / / / / / / / /
                                                                                                             ----------------------

POLICY NUMBER

SECOND INSURED (OLDER) / / Companion policies / /Life & Disability Application / / LTC Application / / Exam (NM, PME, MD) in Home
 Office ON PAGES 5 AND 6, "INSURED" REFERS TO THE SECOND INSURED.
------------------------------------------------------------------------------------------------------------------------------------
Has an application or informal inquiry ever been made to Northwestern Mutual Life for annuity, life, long term care, or disability insurance on the life of the insured?  / / Yes  /X/ No  If yes, the last policy number is
                                                                                                                        ------------
1.  A.   / / Mr.     /X/ Mrs.    / / Ms.    / / Dr.      / / Other                                            B./ / MALE
                                                                  ---------
        Name: JANE              J              DOE                                                              /X/ FEMALE
        -----------------------------------------------------------------------------------------------
             FIRST       MIDDLE INITIAL      LAST
------------------------------------------------------------------------------------------------------------------------------------
    C. BIRTHDATE: (MONTH, DAY, YEAR)     D. STATE OF BIRTH (Or Foreign Country):        E. TAXPAYER IDENTIFICATION NUMBER:
       12-31-1963                           Wisconsin                                      ###-##-####
       ----------                                                                          -----------
------------------------------------------------------------------------------------------------------------------------------------
    F. PRIMARY RESIDENCE: /X/ First Insured's Address OR
                                      STREET OR PO BOX:
                                                       -----------------------------------------------------------------------------
       CITY, STATE, ZIP (Country if other than U.S.A.):
                                                       -----------------------------------------------------------------------------
                                        E-MAIL ADDRESS:
                                                       -----------------------------------------------------------------------------
       This address will be used for all of the Second Insured's policies.
------------------------------------------------------------------------------------------------------------------------------------

2.-9. (Reserved)

------------------------------------------------------------------------------------------------------------------------------------
10. If an additional benefit cannot be approved should the Company issue the policy without the benefit?       / / Yes    / / No
------------------------------------------------------------------------------------------------------------------------------------

11.-17. (Reserved)

INSURANCE HISTORY
------------------------------------------------------------------------------------------------------------------------------------
18. Has the Insured ever had life, disability or health insurance declined, rated, modified, issued with
    an exclusion rider, cancelled, or not renewed? If yes, explain in REMARKS.                                 / / Yes    /X/ No

19. When was the Insured's last examination or application for life, disability or accidental death insurance?
    Month                        Year                         Company                                      OR  /X/ None
         -----------------------     ------------------------        ------------------------------

20. Does the Insured have any other life insurance in force, pending or contemplated in other companies?      / /  Yes    /X/ No
    If yes, indicate Company Name, Individual (Ind) or Group (Grp) and identify the amount of In Force,
    Pending, or Contemplated.

    LIFE INSURANCE AMOUNTS

------------------------------------------------------------------------------------------------------------------------------------
            Company Name            Ind/Grp          In Force           Pending          Contemplated         Accidental
                                                      Amount             Amount             Amount           Death Amount
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

21. As a result of this purchase will the values or benefits of any other life insurance policy or
    annuity contract, on any life, be affected in any way?                                                   / / Yes    /X/ No


   NOTE TO AGENT: VALUES OR BENEFITS ARE AFFECTED IF ANY QUESTION ON THE
                  DEFINITION OF REPLACEMENT SUPPLEMENT COULD BE ANSWERED "YES".

   If "yes", this transaction is a replacement of life insurance or annuity. The agent must:
           - submit required papers and sale materials and
           - provide required disclosure notices to the applicant.

       The applicant must answer the questions:
           - on the Definition of Replacement Supplement and
           - A, B, and C below.

       Will this insurance:

           A. replace Northwestern Mutual Life?                                                                 / / Yes    /X/ No
           B. replace other Companies?                                                                          / / Yes    /X/ No
           C. result in 1035 exchange?                                                                          / / Yes    /X/ No
------------------------------------------------------------------------------------------------------------------------------------
22. (Reserved)

REMARKS
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------



90-1 JCL (0198)                                                        (page 5)

-------------------------------------------------------------------------------------------------------------------------------
23. Insured's Marital Status:  / / Single, Widowed or Divorced  /X/ Married

24. a. Insured is a citizen of: /X/ U.S.A.  / / Other
       If other: Type of Visa:                           Visa Number:
                               --------------------------            -----------------
    b. How many years has the Insured resided in the U.S.A. immediately prior to completing this application? 35 years
                                                                                                             ----

25. Does the Insured regularly travel outside the U.S.A. or have plans to leave the U.S.A. for travel or residence? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ./ / Yes  /X/ No
    If yes, explain in the chart below.


------------------------------------------------------------------------------------------------------------------------------
              Destination               Number of Trips         Duration of        Departure Date        Purpose of Trip
    (List all Cities and Countries)    Last 12     Next 12       Each Trip         (Month/Year)
                                       Months      Months      (No. of Days)
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------

26. a. What is the Insured's occupation(s)?   Housewife
                                           -----------------------------------------------------------------------------------
       What are the Insured's duties?
                                     -----------------------------------------------------------------------------------------
    b. Employer's Name:
                       -------------------------------------------------------------------------------------------------------
               Address:
                       -------------------------------------------------------------------------------------------------------
       City, State, Zip Code:
                             -------------------------------------------------------------------------------------------------
    c. How long has the Insured been employed?           years (If less than 2 years, explain in REMARKS)
                                              ----------

QUESTIONS 27 THROUGH 30 ARE NOT REQUIRED IF THE INSURED IS UNDER AGE 16.

27. If the Insured a member of, or does the Insured plan on joining any branch of, the Armed Forces or reserve military unit? If yes, complete the Military Section. . . . . . . . . . . . . . . . . . . . . . ./ / Yes  /X/ No

28. Except as a passenger on a regularly scheduled flight, has the Insured flown within the past 2 years, or does the Insured have plans to fly in the future? If yes, complete the Aviation Section. . . . . ./ / Yes  /X/ No

29. In the past 2 years, has the Insured participated in or does the Insured have plans to participate in: racing (automobile, snowmobile, motorcycle, boat or go-cart), underwater or sky diving, hang gliding, bungee jumping, mountain or rock climbing, or rodeos? If yes, complete the Avocation Section. . . ./ / Yes  /X/ No

30. a.  What is the Insured's automobile driver's license number? # D333-3333-3333-33  State  WI
        or, / / the Insured does not have a driver's license.       ------------------        ----


    b.  In the past 5 years, has the Insured been in a motor vehicle accident, has the Insured been charged with a moving violation of any motor vehicle law, or has the Insured's driver's license been restricted, suspended or revoked?  If yes, complete the chart below . . . . . . . . . . . .// Yes  /X/ No


-----------------------------------------------------------------------------------------------------------------------------
                                           Type and Details
                                                                                              Action                Accident
           Date      (Speeding, Reckless Driving, Driving While Intoxicated, Etc.)      (Citation, Fine, Etc.)    (Yes or No)
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

REMARKS
-----------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------

90-1 JCL (0198)                                                        (page 6)

--------------------------------------------------------------------------------
EACH INSURED CONSENTS TO THIS APPLICATION AND ATTACHED SUPPLEMENTS AND DECLARES THAT THE ANSWERS AND STATEMENTS MADE ON THIS APPLICATION AND ATTACHED SUPPLEMENTS ARE CORRECTLY RECORDED, COMPLETE AND TRUE TO THE BEST OF EACH INSURED'S KNOWLEDGE AND BELIEF. ANSWERS AND STATEMENTS BROUGHT TO THE ATTENTION OF THE AGENT, MEDICAL EXAMINER OR PARAMEDICAL EXAMINER ARE NOT CONSIDERED INFORMATION BROUGHT TO THE ATTENTION OF THE COMPANY UNLESS STATED IN THE APPLICATION. STATEMENTS IN THIS APPLICATION ARE REPRESENTATIONS AND NOT WARRANTIES.

It is agreed that:

(1) If the premium is not paid when the application is signed, no insurance will be in effect. The insurance will take effect at the time the policy is delivered and the premium is paid, if: both Insureds are living at that time; and the answers and statements in the application are then true to the best of each Insured's knowledge and belief.

(2) If the premium is paid when the application is taken, no insurance will be in effect except as provided in the Conditional Life Insurance Agreement with the same number as this application.

(3) No agent is authorized to make or alter contracts or to waive any of the Company's rights or requirements.
 -------------------------------------------------------------------------------

 THE OWNER OF THE POLICY APPLIED FOR HEREIN CERTIFIES, UNDER PENALTIES OF PERJURY, (1) THAT THE TAXPAYER IDENTIFICATION NUMBER GIVEN FOR THE OWNER ON THE SECOND PAGE OF THIS APPLICATION IS THE OWNER'S CORRECT TAXPAYER IDENTIFICATION NUMBER (OR THE OWNER IS WAITING FOR A NUMBER TO BE ISSUED) AND (2) THE OWNER IS NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE THE OWNER HAS NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT THE OWNER IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED THE OWNER THAT THE OWNER IS NO LONGER SUBJECT TO BACKUP WITHHOLDING. (SEE TAXPAYER IDENTIFICATION NUMBER INSTRUCTIONS.)

 THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
 -------------------------------------------------------------------------------

THE SIGNATURES BELOW APPLY TO THE APPLICATION, THE POLICY APPLICATION SUPPLEMENT AND THE CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER.


(Signed) John J. Doe                              (Signed) Jane J. Doe
--------------------------------------            -----------------------------------------
    Signature of FIRST INSURED                    Signature of SECOND INSURED


(Signed) John J. Doe
--------------------------------------            -----------------------------------------
    Signature of APPLICANT                        Signature of OWNER (If other than
                                                  Applicant, First or Second Insured)


Signed by APPLICANT at Milwaukee, Milwaukee WI    Date signed by APPLICANT   12 | 31 | 1998
                      ------------------------                             ----------------
                       CITY, COUNTY & STATE                                MONTH  DAY  YEAR


                                (Signed) Norm W. Western
                              ------------------------------
                               Signature of LICENSED AGENT

--------------------------------------------------------------------------------


          INSTRUCTIONS FOR TAXPAYER IDENTIFICATION NUMBER INFORMATION

1. Under federal income tax law you will be subject to a withholding tax of 31% imposed upon certain reportable payments, if any, and to certain penalties if you do not certify under penalties of perjury that the Taxpayer Identification Number which you have provided us is correct and that you are not subject to backup withholding due to notified payee underreporting. Generally speaking, for individuals, the Taxpayer Identification Number is the Social Security Number.

2. If you don't have a Taxpayer Identification Number, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Write "Applied for" in the space available for your Taxpayer Identification Number on the first page of this application. If we do not receive your Taxpayer Identification Number within 60 days, we are required to withhold 31% of all reportable payments, if any, thereafter made to you until we receive a number from you.

3. If the Internal Revenue Service has notified you that you are subject to backup withholding and you have not received notice from the Service that backup withholding has terminated, you should strike out the language on page 9 that you are not subject to backup withholding due to notified payee underreporting.


90-1 JCL (0918)                                                         (page 7)

It is recommended that you   ...

read your policy.

notify your Northwestern Mutual agent or the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202, of an address change.

call your Northwestern Mutual agent for information--particularly on a suggestion to terminate or exchange this policy for another policy or plan.

ELECTION OF TRUSTEES

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

               FLEXIBLE PREMIUM VARIABLE JOINT LIFE INSURANCE POLICY
                        INSURANCE PAYABLE ON SECOND DEATH

                          ELIGIBLE FOR ANNUAL DIVIDENDS

                               Flexible premiums.

                        Benefits reflect investment results.

             Variable benefits described in Sections 1, 3, 6, 7 and 8.
THE DEATH BENEFIT AND CASH VALUE UNDER THIS POLICY ARE VARIABLE. THEY MAY INCREASE OR DECREASE DAILY DEPENDING ON THE INVESTMENT RESULTS OF THE SEPARATE ACCOUNT. THE AMOUNT OF THE DEATH BENEFIT AND THE AMOUNT OF THE CASH VALUE ARE NOT GUARANTEED.


RR.VJL.(1298)

                             POLICY SPLIT PROVISION
POLICY SPLIT RIGHT. While both Insureds are alive, the Owner may exchange this policy for two policies (the "new policies"), one on the life of each Insured, if there is a change in federal estate tax law which results in either:

     a.   the repeal of the unlimited marital deduction provision; or

     b. at least a 50% reduction in the maximum percentage rate set forth in the federal estate tax schedule in effect on the Date of Issue of this policy.

This exchange may be made without evidence of insurability.

CONDITIONS. The exchange may be made by meeting any conditions set by the Company, including the following:

     a. the Company must receive a written request from the Owner no more than 180 days after the earlier of the date of enactment of the law repealing the unlimited marital deduction or the date of enactment of the law reducing the maximum percentage rate of federal estate tax by 50%; and

     b.   any required costs are paid.

TERMS OF THE NEW POLICIES. The new policies will be issued on any life insurance plan agreed to by the Owner and the Company. The new policies will have the same Date of Issue and Policy Date as this policy. The new policies will take effect on the date the written request to exchange this policy for the new policies is received at the Home Office. This policy will terminate when the new policies take effect.

     The amount of the death benefit of each new policy will be one-half the amount of the death benefit of this policy. The Policy Value of this policy will be allocated to each new policy as determined appropriate by the Company. Any policy debt will be divided between the new policies in proportion to their cash values. Any assignment will continue on the new policies.


                                                                 SECRETARY

                                                             THE NORTHWESTERN
                                                               MUTUAL LIFE

                                                            INSURANCE COMPANY


RR.VJL.PS.(1298)